EXHIBIT 99.1

NEWS RELEASE DATED May 11, 2015

Investor Contacts: PondelWilkinson Roger Pondel | Matt Sheldon investors@netsoltech.com (310) 279-5980 Media Contacts: PondelWilkinson George Medici | gmedici@pondel.com (310) 279-5968

NETSOL TECHNOLOGIES REPORTS FISCAL 2015

THIRD-QUARTER RESULTS

Third-Quarter 2015 Total Revenues Increase 40 Percent to $13.1 Million,

with Total Service Revenue More than Doubling to $8.8 Million for the Quarter

Third-Quarter 2015 GAAP EPS Loss Narrows to $(0.17) from $(0.31) Last Year

Non-GAAP EPS Improves to a Gain of $0.09 from $0.07 Last Year

Conference Call Scheduled Today at 8:30 a.m. ET (5:30 a.m. PT)

CALABASAS, Calif. – May 11, 2015 – NetSol Technologies, Inc. (Nasdaq: NTWK), a global business services and enterprise application solutions provider, today reported financial results for its fiscal 2015 third quarter ended March 31, 2015.

Fiscal 2015 Third-Quarter Financial Results

The following comparison refers to results for the fiscal 2015 third quarter versus the fiscal 2014 third quarter.

Total net revenues increased 40 percent to $13.1 million, from $9.4 million last year, reflecting strength in services revenue related to the implementation of NetSol’s next-generation financing and leasing solution, NFS Ascent TM.

●	License fees were $1.2 million, down from $2.1 million, related to the mix of sales between NFS TM and NFS Ascent TM, which carries a higher service revenue component;

●	Maintenance fees were $3.0 million, compared to $2.4 million last year;

●	Services revenue more than doubled to $7.0 million, up from $3.2 million last year; and

●	Services revenue - related party (Netsol-Innovation and Investec) were $1.8 million, up from $1.5 million last year.

On a GAAP basis, net loss from continuing operations was $1.6 million, equal to $(0.17) per share. This compares with a net loss from continuing operations of $2.8 million, equal to $(0.31) per share.

Adjusted EBITDA (a non-GAAP measure) was $883,000, or $0.09 per adjusted diluted share, which removed $2.5 million in depreciation and amortization. This compares with adjusted EBITDA of $658,000 or $0.07 per adjusted diluted share, last year, which removed $2.0 million in depreciation and amortization.

The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables at the end of this press release.

Management Commentary

“The quarter reflects continued progress in the implementation of our large NFS Ascent contract, as well as investment to enhance our strategic position and delivery capability in Europe,” said Najeeb Ghauri, CEO of NetStol. “Today we are at a pivotal stage for the company, approaching a time of record revenue, with further momentum highlighted by a healthy new business pipeline for NFS Ascent TM and NFS TM, continued upgrades and demand for our legacy region-specific solutions, and new agreements in Europe that have yet to contribute to results.

“Adding to our confidence is the relaxation of restrictions for new finance and leasing market entrants into China, where our NFS solution has the dominant market share; improved finance and leasing markets in the U.S. and Europe, where we continue to make progress; and China’s investment in Pakistan, which is expected to help the overall business environment, quality of life and security profile of the country,” Ghauri said.

Following is additional detail for the quarter:

●	Increase in cost of revenues, related to the hiring and training of technical employees, as well as the timing of salary increases. Operational expenses also increased as a result of new business activities. Expenses are expected to remain at the current level as new hiring has slowed, with the addition of seven people in the quarter;

●	Cash and cash equivalents were $10.9 million, of which approximately $7.3 million were held by the company’s foreign subsidiaries;

●	Accounts receivable were $7.6 million, compared to 5.4 million last year. The quality of receivables remains strong; and

●	The company purchased 1.58 million shares of NetSol PK common stock from the open market for $577,000, resulting in an overall decrease in non-controlling interest from 36.6% to 34.9%.

Fiscal 2015 First Nine Months Financial Results

For the first nine months of fiscal 2015, total net revenue rose to $35.7 million, compared to $26.8 million for the first nine months of fiscal 2014. The company reported a GAAP net loss from continuing operations of $4.8 million, or $(0.51) per share, compared with a GAAP net loss from continuing operation of $5.2 million, or $(0.57) per share, in the comparable period last year.

Adjusted EBITDA (a non-GAAP measure) for the first nine months of fiscal 2015 increased to $2.4 million, or $0.25 per adjusted diluted share, which removed $7.1 million in depreciation and amortization. This compares with adjusted EBITDA of $968,000, or $0.11 per adjusted diluted share, last year, which removed $4.9 million in depreciation and amortization.

Fiscal 2015 Third-Quarter Conference Call

When:	Monday, May 11, 2015
Time:	8:30 a.m. Eastern Time
Phone:	1-888-572-7034 (domestic)
1-719-325-2329 (international)

A live Webcast will be available online within the investor relations section of NetSol’s website at http://www.netsoltech.com, where it will be archived for 90 days.

To sign up to receive news alerts and regulatory filing notifications, please visit http://ir.netsoltech.com/email-alerts.

About NetSol Technologies

NetSol Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and financing industry. The Company’s suite of applications are backed by 40 years of domain expertise and supported by a committed team of more than 1500 professionals placed in eight strategically located support and delivery centers throughout the world.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

(Tables Follow)

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NetSol Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

	As of	As of
	March 31, 2015	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$10,887,358	$11,462,695
Restricted cash	90,000	2,528,844
Accounts receivable, net of allowance of $959,333 and $1,088,172	7,520,921	5,403,165
Accounts receivable, net - related party	2,498,160	2,232,610
Revenues in excess of billings	4,837,306	2,377,367
Revenues in excess of billings - related party	188,426	-
Other current assets	2,515,154	2,857,879
Total current assets	28,537,325	26,862,560
Property and equipment, net	26,410,815	29,721,128
Intangible assets, net	24,777,549	28,803,018
Goodwill	9,516,568	9,516,568
Total assets	$89,242,257	$94,903,274

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,310,510	$5,234,887
Current portion of loans and obligations under capitalized leases	2,989,520	5,791,258
Unearned revenues	5,646,287	3,192,203
Unearned revenues - related party	50,490	47,649
Common stock to be issued	88,324	347,518
Total current liabilities	14,085,131	14,613,515
Long term loans and obligations under capitalized leases; less current maturities	594,166	1,532,080
Total liabilities	14,679,297	16,145,595
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 10,145,207 shares issued and 10,117,928 outstanding as of March 31, 2015 and 9,150,889 shares issued and 9,123,610 outstanding as of June 30, 2014	101,452	91,509
Additional paid-in-capital	118,387,488	115,394,097
Treasury stock (27,279 shares)	(415,425)	(415,425)
Accumulated deficit	(40,018,743)	(35,177,303)
Stock subscription receivable	(1,298,307)	(2,280,488)
Other comprehensive loss	(15,669,755)	(14,979,223)
Total NetSol stockholders’ equity	61,086,710	62,633,167
Non-controlling interest	13,476,250	16,124,512
Total stockholders’ equity	74,562,960	78,757,679
Total liabilities and stockholders’ equity	$89,242,257	$94,903,274

NetSol Technologies, Inc. and Subsidiaries

Consolidated Statement of Operations

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
	2015	2014	2015	2014
Net Revenues:
License fees	$1,215,201	$2,118,015	$4,900,469	$4,826,198
Maintenance fees	2,978,587	2,412,419	8,963,240	7,451,584
Services	7,022,982	3,241,057	16,650,646	10,403,978
Maintenance fees - related party	43,948	143,598	237,523	352,037
Services - related party	1,813,197	1,447,962	4,901,792	3,804,297
Total net revenues	13,073,915	9,363,051	35,653,670	26,838,094

Cost of revenues:
Salaries and consultants	4,895,515	4,106,150	13,310,632	10,526,701
Travel	760,065	354,554	1,772,289	1,090,809
Depreciation and amortization	1,912,492	1,471,126	5,514,812	3,517,804
Other	792,737	985,075	2,129,646	2,680,084
Total cost of revenues	8,360,809	6,916,905	22,727,379	17,815,398

Gross profit	4,713,106	2,446,146	12,926,291	9,022,696

Operating expenses:
Selling and marketing	1,712,151	1,083,753	4,419,466	3,032,675
Depreciation and amortization	551,127	493,814	1,569,903	1,351,378
General and administrative	3,997,186	3,484,898	11,584,696	9,889,329
Research and development cost	84,038	65,060	230,740	178,862
Total operating expenses	6,344,502	5,127,525	17,804,805	14,452,244

Loss from operations	(1,631,396)	(2,681,379)	(4,878,514)	(5,429,548)

Other income and (expenses)
Gain (loss) on sale of assets	6,496	(995)	(74,099)	(190,027)
Interest expense	(45,234)	(8,275)	(165,592)	(170,230)
Interest income	97,094	114,141	261,091	186,926
Gain (loss) on foreign currency exchange transactions	(247,845)	(908,192)	(589,707)	299,270
Share of net loss from equity investment	-	(203,684)	-	(370,332)
Other income (expense)	607,111	(5,006)	625,650	(4,341)
Total other income (expenses)	417,622	(1,012,011)	57,343	(248,734)

Net loss before income taxes	(1,213,774)	(3,693,390)	(4,821,171)	(5,678,282)
Income tax provision	(107,398)	(98,920)	(235,157)	(139,321)
Net loss from continuing operations	(1,321,172)	(3,792,310)	(5,056,328)	(5,817,603)
Income from discontinued operations	-	1,480,786	-	1,158,752
Net loss	(1,321,172)	(2,311,524)	(5,056,328)	(4,658,851)
Non-controlling interest	(315,073)	1,011,720	214,888	635,024
Net loss attributable to NetSol	$(1,636,245)	$(1,299,804)	$(4,841,440)	$(4,023,827)

Amount attributable to NetSol common shareholders:
Loss from continuing operations	$(1,636,245)	$(2,780,590)	$(4,841,440)	$(5,182,579)
Income from discontinued operations	-	1,480,786	-	1,158,752
Net loss	$(1,636,245)	$(1,299,804)	$(4,841,440)	$(4,023,827)

Net loss per share:
Net loss per share from continuing operations:
Basic	$(0.17)	$(0.31)	$(0.51)	$(0.57)
Diluted	$(0.17)	$(0.31)	$(0.51)	$(0.57)

Net income per share from discontinued operations:
Basic	$-	$0.16	$-	$0.13
Diluted	$-	$0.16	$-	$0.13

Net loss per common share
Basic	$(0.17)	$(0.14)	$(0.51)	$(0.45)
Diluted	$(0.17)	$(0.14)	$(0.51)	$(0.45)

Weighted average number of shares outstanding
Basic	9,914,321	9,092,834	9,573,336	9,034,532
Diluted	9,914,321	9,092,834	9,573,336	9,034,532

NetSol Technologies, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

	For the Nine Months
	Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(5,056,328)	$(4,658,851)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,084,715	4,869,182
Provision for bad debts	-	247,530
Share of net loss from investment under equity method	-	370,332
Loss on sale of assets	74,099	190,027
Gain on sale of subsidiary	-	(1,870,871)
Stock issued for services	1,119,721	817,417
Fair market value of warrants and stock options granted	466,866	189,937
Changes in operating assets and liabilities:
Accounts receivable	(2,369,950)	2,851,676
Accounts receivable - related party	(198,640)	(457,800)
Revenues in excess of billing	(2,533,172)	10,568,918
Revenues in excess of billing - related party	(201,616)	-
Other current assets	188,048	144,372
Accounts payable and accrued expenses	1,008,270	1,104,619
Unearned revenue	2,974,637	915,428
Unearned revenue - related party	9,660	44,935
Net cash provided by operating activities	2,566,310	15,326,851

Cash flows from investing activities:
Purchases of property and equipment	(2,499,314)	(9,583,663)
Sales of property and equipment	209,718	61,080
Sale of subsidiary	-	1,810,700
Purchase of non-controlling interest in subsidiaries	(577,222)	(17,852)
Increase in intangible assets	-	(3,158,083)
Net cash used in investing activities	(2,866,818)	(10,887,818)

Cash flows from financing activities:
Proceeds from sale of common stock	1,863,000	-
Proceeds from the exercise of stock options and warrants	116,400	709,436
Proceeds from exercise of subsidiary options	12,306	376,811
Restricted cash	2,438,844	(620,117)
Dividend paid by subsidiary to Non controlling interest	(780,106)	(1,008,543)
Proceeds from bank loans	-	1,366,226
Payments on capital lease obligations and loans - net	(3,459,143)	(610,822)
Net cash provided by financing activities	191,301	212,991
Effect of exchange rate changes	(466,130)	(142,647)
Net increase (decrease) in cash and cash equivalents	(575,337)	4,509,377
Cash and cash equivalents, beginning of the period	11,462,695	7,874,318
Cash and cash equivalents, end of period	$10,887,358	$12,383,695

NetSol Technologies, Inc. and Subsidiaries

Reconciliation to GAAP

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	March 31, 2015	March 31, 2014	March 31, 2015	March 31, 2014
Net Income (loss) before preferred dividend, per GAAP	$(1,636,245)	$(1,299,804)	$(4,841,440)	$(4,023,827)
Income Taxes	107,398	98,920	235,157	139,321
Depreciation and amortization	2,463,619	1,964,940	7,084,715	4,869,182
Interest expense	45,234	8,275	165,592	170,230
Interest (income)	(97,094)	(114,141)	(261,091)	(186,926)
EBITDA	$882,912	$658,190	$2,382,933	$967,980

Weighted Average number of shares outstanding
Basic	9,914,321	9,092,834	9,573,336	9,034,532
Diluted	9,914,321	9,102,777	9,573,336	9,044,476

Basic EBITDA	$0.09	$0.07	$0.25	$0.11
Diluted EBITDA	$0.09	$0.07	$0.25	$0.11

Although the net EBITDA income is a non-GAAP measure of performance, we are providing it because we believe it to be an important supplemental measure of our performance that is commonly used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. It should not be considered as an alternative to net income, operating income or any other financial measures calculated and presented, nor as an alternative to cash flow from operating activities as a measure of our liquidity. It may not be indicative of the Company’s historical operating results nor is it intended to be predictive of potential future results.